UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/03/2006

Radiant Systems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22065

Georgia	11-2749765
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3925 Brookside Parkway
Alpharetta, Georgia 30022
(Address of principal executive offices, including zip code)

(770) 576-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 3, 2006, Radiant Systems, Inc. ("Radiant") and certain of its subsidiaries entered into an agreement with Wells Fargo Foothill, Inc. to amend a senior secured credit facility originally entered into between the parties on March 31, 2005.

The credit facility provides for extensions of credit in the form of revolving loans and a term loan facility. The amendment increased the aggregate principal amount of these loans from $30 million to $46 million and extended the expiration date of the credit facility from March 31, 2008 to March 31, 2010. Certain of the financial and other covenants were also modified. As of January 3, 2006, aggregate borrowings under this facility amounted to $29,250,000.

Item 9.01.    Financial Statements and Exhibits

4.1        Fifth Amendment to Credit Agreement, dated January 3, 2006, by and among Radiant Systems, Inc., certain subsidiaries of Radiant and Wells Fargo Foothill, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Systems, Inc.

Date: January 09, 2006	By:	/s/ Mark E. Haidet
Mark E. Haidet
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-4.1	4.1 Fifth Amendment to Credit Agreement, dated January 3, 2006, by and among Radiant Systems, Inc., certain subsidiaries of Radiant and Wells Fargo Foothill, Inc.